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                                                                    EXHIBIT 23.3




                        [FERGUSON & CO., LLP LETTERHEAD]




                                December 31, 1996




Board of Directors
Heartland Community Bank
237 Jackson Street Southwest
Camden, Arkansas  71701

Dear Directors:

         We hereby consent to the use of our firm's name in the Form AC Application for Conversion of Heartland Community Bank, Camden, Arkansas and any amendments thereto, and in the Form SB-2 Registration Statement of HCB Bancshares, Inc., and any amendments thereto. We also hereby consent to the inclusion of, summary of, and references to our Appraisal Report and our opinion concerning subscription rights in such filings including the Prospectus of HCB Bancshares, Inc.

                                   Sincerely,


                                   /s/ Charles M. Hebert
                                   --------------------------------------------
                                   Charles M. Hebert
                                   Principal